Date:	July 20, 2012

To:	Hartford Life Insurance Company

From:	Invesco Investment Services, Inc.

Subject:	Amended Schedule B for the Amended and Restated Retail Fund Participation Agreement dated January 1, 2003, as amended

As a result of the changes summarized in the attached InFocus, Schedule B to your Restated Retail Fund Participation Agreement needs to be replaced with Schedule B hereto.

The amended Schedule B reflects that:

1.  Institutional Share Class is now called Class R5 Shares

The attached Schedule A shall be effective September 24, 2012.

Please note, simultaneously with the effective date of these changes, Invesco will also be launching Class R6 Shares.  No sub-accounting fees will be paid on assets invested in Class R6 Shares. As the changes in this updated Schedule do not impact the fees paid hereunder, we do not believe a formal amendment to the Agreement is required.

Please contact Lori Comanich at (713) 214-5461 lori.comanich@invesco.com with any questions.

Hartford Life Insurance Company

Amended and Restated Retail Fund Participation Agreement

Effective September 24, 2012

Schedule B

In consideration of the services provided by the Company, including the maintenance of the accounts under the plans and the use of an omnibus account for purposes of trading which will result in significant savings to the Fund, Underwriter and/or IIS agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in the Fund under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Portfolio	Service Fees

A, A2, AX	25 basis points

C, CX	25 basis points

Investor	25 basis points

R, RX	25 basis points

R5	10 basis points

R6	not eligible

Y	25 basis points

THIRD AMENDMENT TO THE AMENDED AND RESTATED
RETAIL FUND PARTICIPATION AGREEMENT

THIS THIRD AMENDMENT, dated effective as of June 1, 2010 (“Effective Date”), is by and between HARTFORD LIFE INSURANCE COMPANY (“Company”) and Invesco Distributors, Inc. (formerly AIM Distributors, Inc.) (“Underwriter”), and Invesco Investment Services, Inc. (formerly AIM Investment Services, Inc.) (“IIS”) and amends that certain Amended and Restated Retail Fund Participation Agreement between the Company, IAIS and Underwriter, dated January 1, 2003, as amended (the “Agreement”).

WITNESSETH:

WHEREAS, the Company, IIS and the Underwriter wish to amend the Schedule B of the Agreement.

NOW THEREFORE, in consideration of the above, Company, IIS and Underwriter hereby agree as follows:

1.                                      Schedule B to the Agreement is deleted in its entirety and replaced with the attached “Schedule B”.

2.                                      Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3.                                      The Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, Company, IIS and Underwriter have caused this Third Amendment to be executed by their duly authorized officers effective as of the Effective Date.

HARTFORD LIFE INSURANCE COMPANY

By:	/s/ Jason Frain
Name: Jason Frain
Title: AVP

INVESCO DISTRIBUTORS, INC.

By:	/s/ John Cooper
Name: John Cooper
Title: President

INVESCO INVESTMENT SERVICES, INC.

By:	/s/ William Galvin
Name: William Galvin
Title: President

SCHEDULE B

In consideration of the services provided by the Company, including the maintenance of the accounts under the plans and the use of an omnibus account for purposes of trading which will result in significant savings to the Fund, Underwriter and/or IIS agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in the Fund under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Portfolio	Service Fees

Class A Shares	0.25%

Class C Shares	0.25%

Class R Shares	0.25%

Investor Class Shares	0.25%

Institutional Class Shares	0.10%

Class Y Shares	0.25%

SECOND AMENDMENT TO THE AMENDED AND RESTATED

RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDMENT is made and entered into as of the 1st day of October 2007 between HARTFORD LIFE INSURANCE COMPANY (“Company”), AIM DISTRIBUTORS, INC., a Delaware corporation, as principal and underwriter (the “Underwriter”) for the Funds and AIM Investment Services, Inc., as transfer agent for the Funds (“AIS”).

WHEREAS, the Company and the Distributor previously entered into an Amended and Restated Retail Fund Participation Agreement dated January 1, 2003, and

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds, and

WHEREAS, the parties desire to amend the Agreement to add AIS as a party.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Underwriter and AIS agree as follows:

1.                   Schedules A and B shall be replaced by the attached Schedule A and Schedule B.

2.                   This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFOR D LIFE INSURANCE COMPANY		A I M DISTRIBUTORS, INC.

By:	/s/ Jamie Ohl	By:	/s/ John Cooper
Name: Jamie Ohl		Name: John Cooper
Title: Vice President		Title: Executive Vice President

AIM INVESTMENT SERVICES, INC.

		By:	/s/ William Galvin
Name: William Galvin
Title President

1

SCHEDULE A

1.              Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

2.              Portfolios shall mean

All Class A, C, R, Investor and Institutional shares for which A I M Distributors, Inc. serves as principal underwriter, with the exception of the AIM Variable Insurance funds.

2

SCHEDULER

In consideration of the services provided by the Company, including the maintenance of the individual accounts under the plans and the use of an omnibus account for purposes of trading which will result in significant savings to the Fund, Underwriter and/or Adviser, the Underwriter or AIS agree to pay the Company an amount equal to the following basis points per annum on the total average aggregate amount invested by the Company in the Fund under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Portfolio	Service Fees

CLASS A SHARES	0.25%
CLASS C SHARES	0.25%
CLASS R SHARES	0.25%
INVESTOR CLASS SHARES	0.10%
INSTITUTIONAL CLASS SHARES	0.10%

3

FIRST AMENDMENT TO THE AMENDED AND RESTATED
RETAIL FUND PARTICIPATION AGREEMENT

Between

A I M DISTRIBUTORS, INC.,

And

HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 1st day of October, 2004 between HARTFORD LIFE INSURANCE COMPANY (“Company” ), and A I M DISTRIBUTORS, INC., a Delaware corporation, as principal and underwriter (the “Underwriter”) for the Funds.

WHEREAS, the Company and the Distributor previously entered into an Amended and Restated Retail Fund Participation Agreement dated January 1, 2003, and

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds,

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:

1.              Schedules A and B shall be replaced by the attached Schedule A and Schedule B.

2.              This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY		A I M DISTRIBUTORS, INC.

By:	/s/ J. Davey	By:	/s/ Gene Needles
Name: J. Davey		Name: Gene Needles
Title: V. P.		Title: President & CEO

SCHEDULE A

1.              Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

2.              Portfolios shall mean any Portfolio agreed to by the parties including:

AIM Funds Group (Class A and C shares)

AIM Balanced Fund

AIM Premier Equity Fund (formerly AIM Value Fund)

AIM Equity Funds (Class A and C shares)

AIM Aggressive Growth Fund

AIM Blue Chip Fund

AIM Charter Fund

AIM International Funds, Inc. (Class A and C shares)

AIM Global Aggressive Growth Fund

AIM International Equity Fund

AIM European Growth Fund (formerly AIM European Development Fund)

AIM International Funds, Inc. (Class R shares)

AIM European Growth Fund (formerly AIM European Development Fund)

AIM International Equity Fund

AIM Growth Series (Class A and C shares)

AIM Small Cap Growth Fund

AIM Mid Cap Core Equity Fund (formerly AIM Mid Cap Equity Fund)

AIM Basic Value Fund

AIM Growth Series (Class R shares)

AIM Basic Value Fund

AIM Mid Cap Core Equity Fund (formerly AIM Mid Cap Equity Fund)

AIM Small Cap Growth Fund

AIM Advisor Funds {Class A and C shares)

AIM Real Estate Fund

SCHEDULE B

In consideration of the services provided by the Company, including the maintenance of the individual accounts under the plans and the use of an omnibus account for purposes of trading which will result in significant savings to the Fund, Underwriter and/or Adviser, the Underwriter agrees to pay the Company an amount equal to the following basis points per annum on the total average aggregate amount invested by the Company in the Fund under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Class A Shares:

Portfolio	Service Fees

AIM Aggressive Growth Fund
AIM Balanced Fund
AIM Basic Value Fund
AIM Blue Chip Fund
AIM Charter Fund
AIM European Growth Fund	For All Portfolios:
AIM Global Aggressive Growth Fund	25 basis points (0.25%)
AIM International Equity Fund
AIM Mid Cap Core Equity Fund
AIM Premier Equity Fund
AIM Real Estate Fund
AIM Small Cap Growth Fund

Class R Shares:

Portfolio	Service Fees

AIM Basic Value Fund
AIM European Growth Fund	For All Portfolios:
AIM International Equity Fund	25 basis points (0.25%)
AIM Mid Cap Core Equity Fund
AIM Small Cap Growth Fund

AMENDMENT TO

RETAIL FUND PARTICIPATION AGREEMENTS

THIS AMENDMENT TO RETAIL FUND PARTICIPATION AGREEMENTS, is made and entered into the 1st day of January, 2003, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the “Company’’), AIM Funds Group, AIM Equity Funds, and AIM Growth Series, each an open-end diversified management company organized under the laws of Delaware, AIM International Funds, Inc., an open-end diversified management company organized under the laws of Maryland (each a “Fund” and collectively, the “Funds”), and A I M DISTRIBUTORS, INC., a Delaware corporation, as principal and underwriter (hereinafter the “Underwriter”) for the Funds.

WITNESSETH:

WHEREAS, the Company and the Distributor previously entered into Retail Fund Participation Agreements dated July 10, 2001, with AIM Funds Group (as amended on May 1, 2002), AIM Equity Funds (as amended on January 1, 2002), and AIM International Funds, Inc. (as amended on May 1, 2002), respectively; a d

WHEREAS, the Company, the Distributor and AIM Growth Series previously entered into a Retail Fund Participation Agreement dated May 1, 2002; and

WHEREAS, the Company, the Distributor, and each Fund now wish to enter into this Amendment to consolidate the existing agreements into one single agreement and further wish to remove the Funds as parties to the agreement going forward, and

WHEREAS, the parties further wish to include the AIM Advisor Fund in the amended and restated agreement,

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Underwriter and the Funds agree as follows:

1.                                      The Retail Fund Participation Agreement dated July 10, 2001 by and between the Company, the Distributor and AIM Funds is hereby amended and restated as the Amended and Restated Retail Fund Participation Agreement, attached to this Amendment as Exhibit A and incorporated herein.

2.                                      The Retail Fund Participation Agreement dated July 10, 2001 by and between the Company, the Distributor and AIM Equity Funds is hereby amended and restated as the Amended and Restated Retail Fund Participation Agreement attached to this Amendment as Exhibit A.

3.                                      The Retail Fund Participation Agreement dated July 10, 2001 by and between the Company, the Distributor and AIM International Funds, Inc. is hereby amended and restated as the Amended and Restated Retail Fund Participation Agreement attached to this Amendment as Exhibit A.

4.                                      The Retail Fund Participation Agreement dated July 10, 2001 by and between the Company, the Distributor and AIM Growth Series is hereby amended and restated as the Amended and Restated Retail Fund Participation Agreement attached to this Amendment as Exhibit A.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY		A I M INTERNATIONAL FUNDS, INC.

By:	/s/ James Davey	By:	/s/ Kevin Carome
Name: James Davey		Name: Kevin Carome
Title: Vice President		Title: Senior Vice President

A I M DISTRIBUTORS, INC.		A I M GROWTH SERIES FUNDS,

By:	/s/ Gene Needles	By:	/s/ Kevin Carome
Name: Gene Needles		Name: Kevin Carome
Title: President & CEo		Title: Senior Vice President

A I M FUNDS GROUP

By:	/s/ Kevin Carome
Name: Kevin Carome
Title: Senior Vice President

A I M EQUITY FUNDS

By:	/s/ Kevin Carome
Name: Kevin Carome
Title: Senior Vice President

2

EXHIBIT A

AMENDED AND RESTATED

RETAIL FUND PARTICIPATION AGREEMENT

THIS AMENDED AND RESTATED RETAIL FUND PARTICIPATION AGREEMENT, is made and entered into this 1st of January, 2003, by and among HARTFORD LIFE INSURANCE COMPANY, a stock life insurance company organized under the laws of Connecticut (hereinafter the “Company’’), on its own behalf and on behalf of each separate account of the Company set forth in Schedule A hereto, as may be amended from time to time (each such account hereinafter referred to as a “Separate Account”), and A I M DISTRIBUTORS, INC., a Delaware corporation, as principal and underwriter (hereinafter the “Underwriter’’) for A I M Advisor Fund, A I M Funds Group, A I M Equity Funds, A I M Growth Series, and A I M International Funds, Inc. (each a “Fund” and collectively, the “Funds”).

WITNESSETH:

WHEREAS, the Company and the Distributor previously entered into Retail Fund Participation Agreements dated July 10, 2001, with A I M Funds Group (as amended on May 1, 2002), A I M Equity Funds (as amended on January 1, 2002), and A I M International Funds, Inc. (as amended on May 1, 2002),

WHEREAS, the Company, the Distributor and A I M Growth Series previously entered into a Retail Fund Participation Agreement dated May 1, 2002,

WHEREAS, the parties wish to enter into this Amended and Restated Retail Fund Participation Agreement (the “Amended Agreement”) in order to consolidate all of the existing agreements into one single agreement, to add the AIM Advisor Fund as a “Fund”, and to remove the Funds as parties to the agreements going forward,

WHEREAS, beneficial interests in the Funds are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the “Portfolios”); and

WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Company issues certain group funding agreements and group variable annuity contracts (the “Contracts”) in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts; and

WHEREAS, A I M Advisors, Inc. (the “Adviser”) is the investment adviser of the Portfolios of the Fund and is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and any applicable state securities laws; and

WHEREAS, the Underwriter is the principal underwriter for the Funds and is registered as a broker-dealer with the Securities and Exchange Commission (hereinafter the “SEC”) under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter “NASO”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios set forth in Schedule A on behalf of each corresponding Separate Account set forth on such Schedule A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Underwriter and each Fund agree as follows:

ARTICLE I. Purchase and Redemption of Fund Shares.

1.1                               The Underwriter, on its own behalf and on behalf of each Fund, agrees to sell to the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Underwriter, its affiliate or its designee of such order. For purposes of this Section, the Company shall be the designee of the Underwriter or its affiliate for receipt of such orders from each Separate Account, provided the Company receives such orders by 4 p.m. Eastern Time of a Business Day. Any orders received after 4 p.m. Eastern Time of a given Business Day will be processed with the next Business Day’s business. Receipt by such designee shall constitute receipt by the Underwriter, provided that the Underwriter or its affiliate receives notice of such order via the National Securities Clearing Corporation (hereinafter “NSCC”) by 10:00 a.m. Eastern Time on the next following Business Day. The Underwriter or its affiliate will receive all orders to purchase Portfolio shares using the NSCC’s Defined Contribution Clearance & Settlement (hereinafter “DCC&S”) platform. The Underwriter or its affiliate will also provide the Company with account positions and activity data using the NSCC’s Networking platform. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day on which it places an order to purchase Portfolio shares in accordance with this section. Payment shall be in federal funds transmitted by wire from the Company’s designated Settling Bank to the NSCC. Upon receipt by the Underwriter or its affiliate of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Underwriter or its affiliate.

Throughout this Agreement, “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Underwriter or its affiliate calculates the net asset values of the Funds pursuant to the rules of the SEC; “Networking” shall mean the NSCC’s product that allows mutual funds and companies to exchange account level information electronically; and “Settling Bank” shall mean the entity appointed by the Underwriter or its affiliate to perform such settlement services on behalf of the Underwriter or its affiliate, which agrees to abide by the NSCC’s Rules and Procedures insofar as they relate to the same day funds settlement.

If the Company is somehow prohibited from submitting purchase and settlement instructions to the Underwriter or its affiliate for Portfolio shares via the NSCC’s DCC&S platform, the following order and settlement provisions shall apply:

The Underwriter, on its own behalf and on behalf of each Fund, agrees to sell the Company those shares of the Portfolios which the Company orders on behalf of any Separate Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Underwriter or its affiliate or its designee of such order.  For purposes of this Section, the Company shall be the designee of the Underwriter or its affiliate for the receipt of such orders from the Separate Account, and receipt by such designee shall constitute receipt by the Underwriter or its affiliate; provided that the Underwriter or its affiliate receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day. The Company shall pay for Portfolio shares by the scheduled close of federal funds transmissions on the same Business Day on which it places an order to purchase Portfolio shares in accordance with this section. Payment shall be in federal funds transmitted by wire to the Underwriter’s or its affiliate’s designated custodian. Upon receipt by the Underwriter or its affiliate of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Underwriter or its affiliate.

1.2                               The Underwriter, on its own behalf and on behalf of each Fund, agrees to make shares of the Portfolios available indefinitely for purchase at the applicable net asset value per share by the Company on Business Days; provided, however, that the Underwriter reserves the right, subject to each Fund’s discretion, to suspend the sale of Fund shares or to withdraw the sale of Fund shares if such suspension or withdrawal applies to all sales to all of the Fund’s customers and is done in the best interest of the Fund’s customers.  The Underwriter shall provide the Company at least 60 days notice of any decision that has been made to suspend or withdraw the sale of a Fund’s shares.

1.3                               The Underwriter, on its own behalf and on behalf of each Fund, agrees to redeem for cash, upon the Company’s request, any full or fractional shares of the Funds held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Underwriter, its affiliate or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Underwriter or its affiliate for receipt of requests for redemption from each Separate Account, and receipt by such designee shall constitute receipt by the Underwriter or its affiliate, provided the Underwriter receives notice of such request for redemption via the NSCC by 10:00 a.m. Eastern Time on the next following Business Day. The Underwriter or its affiliate will receive all orders to redeem Portfolio shares using the NSCC’s DCC&S platform. The Underwriter or its affiliate will also provide the Company with account positions and activity data using the NSCC’s Networking platform. Payment for Fund shares redeemed shall be made in accordance with this section using the NSCC’s Fund/SERV System. Payment shall be in federal funds transmitted by the NSCC to the Separate Account’s Settling Bank as designated by the Company on the same Business Day the Underwriter receives notice of the redemption order from the Company, provided that the Underwriter receives notice by 10:00 a.m. Eastern Time on such Business Day.

If the Company is somehow prohibited from submitting redemption and settlement instructions to the Underwriter or its affiliate for Portfolio shares via the NSCC’s DCC&S platform, the following order and settlement provisions shall apply:

The Underwriter, on its own behalf and on behalf of each Fund, agrees to redeem for cash, upon the Company’s request, any full or fractional shares of the Funds held by the Company on behalf of a Separate Account, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Underwriter, its affiliate or its designee of the request for redemption. For purposes of this Section, the Company shall be the designee of the Underwriter or its affiliate for receipt of requests for redemption from each Separate Account, and receipt by such designee shall constitute receipt by the Underwriter or its affiliate, provided the Underwriter or its affiliate receives notice of such request for redemption by 10:00 a.m. Eastern Time on the next following Business Day.  Payment shall be in federal funds transmitted by wire to the Separate Account, as designated by the Company, on the same Business Day the Underwriter or its affiliate receives notice of the redemption order from the Company, provided that the Underwriter or its affiliate receives notice by 10:00 a.m. Eastern Time on such Business Day.

The Company agrees to use its best efforts to notify the Underwriter or its affiliate of any large anticipated redemptions in order to avoid any unnecessary disruption or burden in the management of the Fund’s assets.

1.4                               The Company agrees to purchase and redeem the shares of the Portfolios named in Schedule A offered by the then current prospectus of the Fund in accordance with the provisions of the applicable prospectus.

1.5                               Issuance and transfer of the Fund’s shares will be by book entry only. Share certificates will not be issued to the Company or any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

1.6                               The Underwriter shall furnish same day notice to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares.  The Company hereby elects to receive all such dividends and distributions as are payable on a Portfolio’s shares in the form of additional shares of that Portfolio. The Underwriter or its affiliate shall notify the Company of the number of shares so issued as payment of such dividends and distributions no later than one business day after issuance. The Company reserves the right to revoke this election and to receive in cash all such dividends and distributions declared after receipt of notice of revocation by the Underwriter or its affiliate.

1.8                               The Underwriter shall use its best efforts to_make the net asset value per share for each Portfolio available to the Company on a daily basis by 6:30 p.m. Eastern Time on each Business Day. The Underwriter will immediately notify the Company of any anticipated or actual delay in making such net asset values available and will provide the Company with an estimated time at which such net asset values will be made available.

A.            If the Underwriter or its affiliate or designee provides materially incorrect share net asset value information through no fault of the Company, the Separate Accounts shall be entitled to an adjustment with respect to the Portfolio shares purchased or redeemed to reflect the correct net asset value per share.

B.            The determination of the materiality of any net asset value pricing error and its correction shall be based on the SEC’s recommended guidelines regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery.  The Underwriter shall indemnify and hold harmless the Company against any amount the Company is legally required to pay Contract owners, participants or beneficiaries that have selected a Portfolio as an investment option, and which amount is due to the Underwriter’s, its affiliate’s or agent’s material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate.  The Company shall submit an invoice to the Underwriter for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Underwriter, its affiliates or agents result in a gain to the Company, the Company shall immediately reimburse the Underwriter or its affiliate, the applicable Portfolios or its agents for any material losses incurred by the Underwriter or its affiliate, the applicable Portfolio or its agents as a result of the incorrect calculation. Should a material miscalculation by the Underwriter, its affiliates or agents result in a gain Contract owners, participants, or beneficiaries, the Company will consult with the Underwriter or its designee as to what reasonable efforts shall be made to recover the money and repay the Underwriter, its affiliate, the applicable Portfolio or its agents. The Company shall then make such reasonable effort, at the expense of the Underwriter, its affiliates or its agents, to recover the money and repay the Underwriter, its affiliates, the applicable Portfolio or its agents; but the Company shall not be obligated to take legal action against Contract owners, participants or beneficiaries.

ARTICLE II. Representations and Warranties

2.1                               The Company represents and warrants that the Contracts are or will be registered unless exempt and that it will maintain such registration under the 1933 Act to the extent required by the 1933 Act; that the Contracts are intended to be issued and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account prior to any issuance or sale of Contracts, shares or other interests therein, as a segregated asset account under the insurance laws of the State of Connecticut and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act, unless exempt therefrom, to serve as a segregated investment account for the

Contracts. Unless exempt, the Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts. The Company shall register and qualify the Contracts for sale in accordance with securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2                               The Underwriter represents and warrants that (i) Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Funds are and shall remain registered under the 1940 Act for as long as the Fund shares are sold; (ii) the Underwriter or its affiliate shall amend the registration statement for the Funds’ shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; and (iii) the Underwriter or its affiliate shall register and qualify the Funds’ shares for sales in accordance with the laws of the various states only if and to the extent deemed advisable by the Underwriter.

2.3                               The Underwriter represents that the Funds’ Portfolios (a) are each currently qualified as a Regulated Investment Company under Subchapter M of the Code; (b) that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provision); and (c) that it will notify the Company immediately upon having a reasonable basis for believing that such Portfolio has ceased to so qualify or might not so qualify in the future.

2.4                               To the extent that the Underwriter finances distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Underwriter represents that the applicable Fund’s Board of Trustees or Directors, as applicable, including a majority of its Trustees/Directors who are not interested persons of the Fund, have formulated and approved a plan under Rule 12b-1 to finance distribution expenses.

2.5                               The Underwriter will provide information to the Company which is required by the Company to comply with applicable state insurance laws and which is necessary to enable the Company to obtain the authority needed to issue the Contracts in any state.

2.6                               The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance in all material respects with all applicable federal and state securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.7                               The Underwriter represents that the AIM Advisor Fund, AIM Funds Group, AIM Equity Funds and AIM Growth Series are lawfully organized and validly existing under the laws of the State of Delaware and that they do and will comply in all material respects with applicable provisions of the 1940 Act. The Underwriter represents that the AIM International Fund, Inc. is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.8                               The Underwriter represents and warrants that all of the Funds’ Trustees/Directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.9                               The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage in an amount not less than the greater of $5 million or the minimal coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.10        The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Connecticut and any applicable state and federal securities laws.

2.11        The foregoing representations and warranties shall be made, by the party hereto that makes the representation or warranty as of the date first written above and at the time of each purchase and each sale of the Fund’s shares pursuant to this Agreement.

ARTICLE Ill. Prospectuses; Reports and Proxy Statements; Voting

3.1          The Underwriter shall provide the Company at no charge with as many printed copies of the Fund’s current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund’s current prospectus and statement of additional information, the Underwriter may provide camera-ready film, computer diskettes, e-mail transmissions or PDF files containing the Fund’s prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund are amended during the year) to have the prospectus for the Contracts (if applicable) and the Fund’s prospectus printed together in one document or separately. The Company may elect to print the Fund’s prospectus and/or its statement of additional information in combination with other fund companies’ prospectuses and statements of additional information.

3.2          (a)           The Underwriter shall provide the Company, at no charge, with copies of the Fund’s proxy statements, Fund reports to shareholders, and other Fund communications to shareholders in such quantities as the Company shall reasonably require for distributing to Contract owners.

(b)           The Underwriter shall ensure that the costs of typesetting, printing and distributing all Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to Contract owners are paid for by it, its affiliates or other third party. The Underwriter shall provide copies of such Fund prospectuses, statements of additional information, Fund reports to shareholders and other Fund communications to the Company for distribution to prospective Contract owners in such quantities as the Company may reasonably request. The Underwriter shall ensure that the costs of typesetting, printing and distributing proxy materials are paid for by it, its affiliates or other third party.

3.3          The Fund’s statement of additional information shall be obtainable by Contract owners from the Underwriter, the Company or such other person as the Underwriter may designate.

3.4          If and to the extent required by law, the Company shall distribute all proxy material furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

(a)           solicit voting instructions from Contract owners;

(b)           vote the Fund shares held in the Separate Account in accordance with instructions received from Contract owners; and

(c)           so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable annuity contract owners, vote Fund shares held in the Separate Account for which no timely instructions have been received, in the same proportion as Fund shares of such Portfolio for which instructions have been received from the Company’s Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account for its own account, to the extent permitted by law.

Notwithstanding the foregoing, with respect to the Fund shares held by unregistered Separate Accounts that issue Contracts issued in connection with employee benefit plans subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, the Company shall vote such Fund shares allocated to such Contracts only in accordance with the Company’s agreements with such Contract owners.

3.5          The Underwriter represents that the Funds comply with all provisions of the 1940 Act requiring voting by shareholders, that the Funds do not currently and do not currently intend to hold annual meetings but will hold such special meetings as may be necessary from time to time. Further, the Underwriter represents that the Funds act in accordance with the SEC interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1          The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Adviser or the Underwriter is described, at least seven Business Days prior to its use. No such literature or material shall be used without prior approval from the Underwriter or their designee. The failure of the Adviser or the Underwriter to object in writing within five Business Days will be deemed approval; provided, however, that neither the Adviser nor the Underwriter shall be responsible for anything other than the accuracy of the portions of such material which relate to the Fund.  With written notice to the Company prior to the fifth Business Day, the Adviser or Underwriter, as the case may be, may take an additional three Business Days to respond.  Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.2          Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3          The Underwriter shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Separate Account is named, at least five calendar days prior to its use. No such literature or material shall be used without prior approval from the Company or its designee, however, the failure to object in writing within two Business Days will be deemed approval. Such approval process shall not apply to subsequent usage of materials that are substantially similar to prior approved materials.

4.4          The Underwriter shall not, and shall ensure that the Funds do not, give any information or make any representations on behalf of the Company or concerning the Company, each Separate Account, or the Contracts other than the information or representations contained in the Contracts, a disclosure document, registration statement or prospectus for the Contracts (if applicable), as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Separate Account which are in the public domain or approved by the Company for distribution to Contract owners or participants, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5          The Underwriter will provide to the Company at least one complete copy of all prospectuses, statements of additional information, reports to shareholders, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document with the SEC or other regulatory authorities.

4.6          The Company will provide to the Underwriter at least one complete copy of all prospectuses, statements of additional information, reports, solicitations for voting instructions, and all amendments to any of the above, if applicable to the investment in a Separate Account or Contract, promptly after the filing of such document with the SEC or other regulatory authorities.

4.7          For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, Internet, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, electronic mail, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, disclosure documents, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.8          The Company agrees and acknowledges that the Company has no right, title or interest in the names and marks of the Fund and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Underwriter. Except as provided in Section 4.1, the Company shall not use any such names or marks on its own behalf or on behalf of a Separate Account in connection with marketing the Contracts without prior written consent of the Underwriter. Upon termination of this Agreement for any reason, the Company shall cease all use of any such names or marks.

4.9          The Underwriter agrees and acknowledges that neither it nor any of the Funds has any right, title or interest in the names and marks of the Company, and that all use of any designation comprised in whole or part or such names or marks under this Agreement shall inure to the benefit of the Company. Except as provided in Section 4.3, the Underwriter shall not, and shall ensure that the Funds do not, use any such names or marks on its own behalf or on behalf of a Fund in connection with marketing the Fund without prior written consent of the Company. Upon termination of this Agreement for any reason, the Underwriter shall, and shall cause the Funds to, cease all use of any such names or marks.

ARTICLE V. Fees and Expenses

5.1          The Underwriter shall pay the fees and expenses provided for in the attached Schedule B.

ARTICLE VI. Indemnification

6.1          Indemnification By The Company

(a)           The Company agrees to indemnify and hold harmless the Underwriter and its directors, officers, employees or agents and each person, if any, who controls the Underwriter within the meaning of section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the disclosure statement, registration statement, prospectus or statement of information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party to the Company on behalf of the Fund or the Underwriter for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)           arise out of or as a result of (a) statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, Fund prospectus or sales literature or other promotional material of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Adviser); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)          arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, Fund prospectus, statement of additional information or sales literature or other promotional material of the Fund (or any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Underwriter by the Company or persons under its control; or

(iv)          arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 6.1(b) and 6.3 hereof.

(b)           No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c)           In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

6.2          Indemnification By the Underwriter

(a)           The Underwriter agrees, with respect to each Portfolio that it distributes, to indemnify and hold harmless the Company and each of its directors, officers, employees or agents and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the shares of the Portfolios that it distributes or the Contracts and:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished by such Indemnified Party or the Company to the Underwriter on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the Portfolio shares; or

(ii)           arise out of or as a result of (a) statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund, the Underwriter or persons under their respective control and other than statements or representations authorized by the Company); or (b) the willful misfeasance, bad faith, gross negligence or reckless disregard of duty of the Fund, the Underwriter or persons under the control of the Fund or the Underwriter, respectively, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)          arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material with respect to the Contracts (or any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Fund or the Underwriter or persons under the control of the Fund or the Underwriter, respectively; or

(iv)          arise as a result of any material failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; except to the extent provided in Sections 6.2(b) and 6.3 hereof.

(b)           No party shall be entitled to indemnification to the extent that such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

(c)           In accordance with Section 6.3 hereof, the Indemnified Parties will promptly notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Separate Accounts.

6.3          Indemnification Procedure

(a)           Any person obligated to provide indemnification under this Article VI (“Indemnifying Party” for the purpose of this Section 6.3) shall not be liable under the indemnification provisions of this Article VI with respect to any claim made against a party entitled to indemnification under this Article VI (“Indemnified Party” for the purpose of this Section 6.3) unless such Indemnified Party shall have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such party shall have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VI. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(i)            the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or

(ii)           the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VI. The indemnification provisions contained in this Article VI shall survive any termination of this Agreement.

ARTICLE VII.  Applicable Law

7.1          This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut.

7.2          This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance  therewith.

ARTICLE VIII. Termination

8.1          This Agreement shall terminate:

(a)           at the option of any party upon six months’ advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or

(b)           at the option of the Underwriter upon institution of formal proceedings against the Company by the NASD, NASD Regulation, Inc. (“NASDR”), the SEC, the insurance commission of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Separate Accounts, or the purchase of Fund shares, which in the judgment of the Underwriter are reasonably likely to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement; or

(c)           at the option of the Company upon institution of formal proceedings against the Fund, the Underwriter or the Adviser by the NASD, NASDR, the SEC, or any state securities or insurance department or any other regulatory body, related to the purchase or sale of Fund shares or the operation of any Fund which in the judgment of the Company are reasonably likely to have a material adverse effect on the Underwriter’s or the Adviser’s ability to perform its obligations under this Agreement; or

(d)           at the option of the Company if a Portfolio delineated in Schedule A ceases to qualify as a Regulated Investment Company under Subchapter M of the Code (a “RIC”), or under any successor or similar provision, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Portfolio may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

(e)           at the option of any party to this Agreement, upon another party’s material breach of any provision of this Agreement; provided that the party not in breach shall give the party in breach notice of the breach and the party in breach shall not cure such breach within 30 days of receipt of such notice of breach; or

(f)            at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either a Fund, the Underwriter or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

(g)           at the option of the Underwriter, if the Underwriter determines in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Funds or the Underwriter.

8.2          Notice Requirement

(a)           In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(b), 8.1(c) or 8.1(d), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties; provided that for any termination of this Agreement based on the provisions of Section 8.1(d), said termination shall be effective upon the Portfolio’s failure to qualify as a RIC and to cure such disqualification within the period permitted for such cure.

(b)           In the event that any termination of this Agreement is based upon the provisions of Sections 8.1(f) or 8.1(g), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least 60 days before the effective date of termination.

8.3          It is understood and agreed that the right to terminate this Agreement pursuant to Section 8.1(a) may be exercised for any reason or for no reason.

8.4          Effect of Termination

(a)           Notwithstanding any termination of this Agreement pursuant to Section 8.1(a) through 8.1(g) of this Agreement and subject to Section 1.2 of this Agreement, the Company may continue to purchase additional shares of the Funds for so long after the termination of this Agreement as the Company desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Underwriter or the Funds stop issuing shares or such further sale of Fund shares is proscribed by law, regulation or an applicable regulatory body. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Funds, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts unless such further sale of Fund Shares is proscribed by law, regulation or an applicable regulatory body.

(b)           If shares of the Funds continue to be made available after termination of this Agreement pursuant to this Section 8.4, the provisions of this Agreement shall remain in effect exclusively with respect to Existing Contracts unless such further sale of Fund Shares is proscribed by law, regulation or an applicable regulatory body.

ARTICLE IX. Notices

9.1          (a)           Any notice shall be deemed duly given only if sent by hand or overnight express delivery, evidenced by written receipt or by certified mail, return receipt requested, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.  All notices shall be deemed given the date received or rejected by the addressee.

If to the Company:

Hartford Life Insurance Company

200 Hopmeadow Street

Simsbury, Connecticut 06089

Attention: Vice President, Investment Products Division

with a copy to:

General Counsel

Hartford Life Insurance Company

200 Hopmeadow Street

Simsbury, Connecticut 06089

If to the Underwriter:

General Counsel

A I M Management Group Inc.

11 Greenway Plaza, Suite 100

Houston, Texas 77046

with a copy to:

President

A I M Distributors, Inc.

11 Greenway Plaza, Suite 100

Houston, Texas 77046

ARTICLE X. Miscellaneous

10.1        Subject to law and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all other information reasonably identified as such in writing by any other party hereto, and, except as contemplated by this Agreement, shall not disclose, disseminate or utilize such confidential information without the express prior written consent of the affected party until such time as it may come into the public domain.

10.2        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.3        This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.4        If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.5        This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties.

10.6        Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, NASDR and state insurance regulators) and shall permit each other and such authorities (and the parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California laws and regulations.

10.7        Each party represents that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (b) the party has obtained, and during the term of this Agreement will maintain, all authorizations, licenses, qualifications or registrations required to be maintained in connection with the performance of its duties under this Agreement; and (c) the party will comply in all material respects with all applicable laws, rules and regulations.

10.8        The parties to this Agreement may amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Fund.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY

By:	/s J. Davey
Name: James Davey
Title: Vice President

A I M DISTRIBUTORS, INC.

By:	/s/ Gene Needles
Name: Gene Needles
Title: President & CEO

SCHEDULE A

1.              Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts.

2.              Portfolios shall mean any Portfolio agreed to by the parties including:

AIM Funds Group (Class A and C shares)

AIM Balanced Fund

AIM Premier Equity Fund (formerly AIM Value Fund)

AIM Equity Funds (Class A and C shares)

AIM Aggressive Growth Fund AIM Blue Chip Fund

AIM Charter Fund

AIM International Funds, Inc. (Class A and C shares)

AIM Global Aggressive Growth Fund AIM International Equity Fund

AIM European Growth Fund (formerly AIM European Development Fund)

AIM Growth Series (Class A and C shares)

AIM Small Cap Growth Fund

AIM Mid Cap Core Equity Fund (formerly AIM Mid Cap Equity Fund) AIM Basic Value Fund

AIM Advisor Funds (Class A and C shares)

AIM Real Estate Fund

SCHEDULE B

In consideration of the services provided by the Company, including the maintenance of the individual accounts under the plans and the use of an omnibus account for purposes of trading which will result in significant savings to the Fund, Underwriter and/or Adviser, the Underwriter agrees to pay the Company an amount equal to the following basis points per annum on the total average aggregate amount invested by the Company in the Fund under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Portfolio	Service Fees
AIM Balanced Fund
AIM Premier Equity Fund
AIM Aggressive Growth Fund
AIM Blue Chip Fund
AIM Charter Fund
AIM Global Aggressive Growth Fund	For All Portfolios:
AIM International Equity Fund	25 basis points (0.25%)
AIM European Growth Fund
AIM Small Cap Growth Fund
AIM Mid Cap Core Equity Fund
AIM Basic Value Fund
AIM Real Estate Fund

Master Shareholder Services Agreement for the Payment of Shareholder
Servicing/Sub-Transfer Agency Fees

We understand that you currently provide recordkeeping and administrative services to certain qualified defined contribution employee benefit plans (“Benefit Plans”), and that you have entered into agreements with Benefit Plans under which you establish and maintain Benefit Plan participant investment accounts and provide other administrative and personal services to Benefit Plans and their participants.

As principal underwriter and transfer agent, respectively, for the open-end investment companies listed in Exhibit A, (collectively the “Funds” or individually a “Fund”) we desire to enter into an Agreement with you for the servicing of certain shareholders of, and the administration of certain shareholder accounts in, the Funds. Such shareholders and accounts are those which have been established on behalf of the Benefit Plans which meet the criteria stated in each Fund’s prospectus to purchase shares of the Funds at net asset value.  These criteria are set forth in the Funds’ prospectuses, which may be amended from time to time. The terms and conditions of the Agreement shall be as follows:

1.                              You shall provide shareholder and administrative services for certain beneficial shareholders of the Funds who are participants in the Benefit Plans. Such services shall include, without limitation, some or all of the following: answering inquiries regarding the Funds; assistance in changing account designations and addresses; performance of sub-accounting; establishment and maintenance of shareholder accounts and records; assistance in processing purchase and redemption transactions; providing periodic statements showing a shareholder’s account balance and the integration of such statements with those of other transactions and balances in the shareholder’s other accounts serviced by you, if any; and such other information and services as we reasonably may request, to the extent you are permitted by applicable statute, rule or regulation to provide such information or services.

2.                              We shall recognize, and we shall instruct the Funds to recognize, each Benefit Plan as a single shareholder and not to maintain separate accounts for Benefit Plan participants. You may at your option elect to maintain an omnibus account for more than one Benefit Plan and we would then recognize the account holder as a single shareholder. Neither we, nor the Funds, nor any affiliate thereof shall have any responsibility with respect to administrative services, including tax reporting, for participants in each Benefit Plan.

3.                              You represent that you have notified the appropriate Benefit Plan sponsors of the arrangements provided for in this Agreement and that the appropriate sponsors have agreed to such arrangements. You agree to notify us promptly in the event that a Benefit Plan or all of a Benefit Plan’s participants redeem all of their shares in the Funds.

1

EXHIBIT A

INVESCO Funds

Participating in Shareholder Servicing Arrangements

with Hartford Life Insurance Company

Fee Schedule

With respect to accounts in which the average shareholder account balance exceeds $1,000 per Portfolio and the total omnibus investment amount exceeds $1,000,000, the Company shall be paid an annual service fee rate of 35 basis points of the average daily market value of Portfolio shares, to be paid monthly upon receipt of invoice from Company. However, for each month that the Company’s average shareholder account balance falls below $1,000 per Portfolio, or the total omnibus investment amount falls below $1,000,000, the Company shall be paid an annual service fee rate of 25 basis points of the average daily market value of Portfolio shares, to be paid monthly upon receipt of invoice from Company. All fees shall be invoiced by Company in accordance with instructions as provided by Underwriter or Transfer Agent and must be received in proper form within a reasonable time, but no later than 60 days after the end of each month following the month for which the invoice is submitted. Company shall also include with the invoice a report showing the total number of active individual customers or participants owning shares in each Portfolio through Company’s omnibus account(s). No fees shall be payable with respect to Portfolio shares held by Company in Company brokerage accounts until an invoice is timely provided in proper form.

Portfolio	Basis Points

INVESCO Balanced Fund - Investor Class	35
INVESCO Blue Chip Growth Fund-Investor Class	35
INVESCO Dynamics Fund - Investor Class	35
INVESCO Endeavor Fund - Investor Class	35
INVESCO Energy Fund - Investor Class	35
INVESCO Equity Income Fund - Investor Class	35
INVESCO European Fund- Investor Class	35
INVESCO Financial Services Fund - Investor Class	35
INVESCO Gold Fund - Investor Class	35
INVESCO Growth & Income Fund - Investor Class	35
INVESCO Health Sciences Fund - Investor Class	35
INVESCO High Yield Fund - Investor Class	35
INVESCO International Blue Chip Value Fund- Investor Class	35
INVESCO Leisure Fund - Investor Class	35
INVESCO Real Estate Opportunity Fund - Investor Class	35
INVESCO S&P 500 Index Fund - Investor Class	35
INVESCO Select Income Fund - Investor Class	35
INVESCO Small Company Growth Fund - Investor Class	35

B-1

EXHIBIT A CONTINUED

INVESCO Tax-Free Bond Fund - Investor Class	35
INVESCO Technology Fund - Investor Class	35
INVESCO Telecommunications Fund - Investor Class	35
INVESCO Total Return Fund - Investor Class	35
INVESCO U.S. Government Securities Fund-Investor Class	35
INVESCO Utilities Fund - Investor Class	35
INVESCO Value Equity Fund - Investor Class	35

B-2